Exhibit 10.2

NEGATIVE PLEDGE AGREEMENT

                                                                  This Negative Pledge Agreement is made as of August 1, 2003, by Intraware, Inc. a Delaware corporation Borrower”), in favor of Silicon Valley Bank, a California-chartered bank (“Bank”).

In connection with the Loan and Security Agreement of even date herewith (the “Loan Agreement”) being concurrently executed herewith between Borrower and Bank, Borrower agrees as follows:

1.                                                         Except for non-exclusive licenses and exclusive licenses limited to territories outside of the United States and specific fields of use, Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower’s intellectual property, including, without limitation, the following:

                                                                  a.                     Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether  published or unpublished and whether or not the same also constitutes a trade  secret, now or hereafter existing, acquired or held;

                                                                  b.                    Any and all trade secrets, and any and all intellectual property rights in computer software products now or hereafter existing, created, acquired or held;

                                                                  c.                     Any and all design rights which may be available to Borrower nor or hereafter existing, created, acquired or held;

                                                                  d.                    All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications;

                                                                  e.                     Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks, including without limitation;

                                                                  f.                       Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

                                                                  g.                    All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights; and

                                                                  h.                    All amendments, extensions, renewals and extensions of any of the Copyrights, Trademark or Patents; and

                                                                  i.                        All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

2.                                                         It shall be an event of default under the Loan Agreement if there is a breach of any term of this Negative Pledge Agreement.

3.                                                         Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

BORROWER:

INTRAWARE, INC.
a Delaware corporation

By: /s/ Wendy Nieto
Name: Wendy Nieto
Title: Chief Financial Officer

BANK:

SILICON VALLEY BANK
a California-chartered bank

By: /s/ Brian Harrison
Name: Brian Harrison
Title: Chief Financial Officer